Exhibit 99.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of August 30, 2005, is by and among Cohen & Steers Capital Management, Inc. (“Cohen & Steers”), on behalf of the client accounts of Cohen & Steers, as set forth on Schedule A (each a “PURCHASER” and collectively the "PURCHASERS"), and Tanger Factory Outlet Centers, Inc. (the “SELLER”).

WHEREAS, the PURCHASERS, desire to purchase from SELLER, and SELLER desires to issue and sell to PURCHASERS, in the aggregate 3,000,000 shares of common stock of SELLER, par value $0.01 per share (the “Shares”), with the number of Shares acquired by each PURCHASER set forth on Schedule A.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.             Purchase and Sale.  Subject to the terms and conditions hereof, the PURCHASERS hereby agree to purchase from SELLER, and SELLER agrees to issue and sell to PURCHASERS, the Shares at a price per share of $27.09 for an aggregate purchase amount of $81,270,000 (the “Purchase Price”).

2.             Representations and Warranties of PURCHASER.  Each PURCHASER represents and warrants that:

(a)           Due Authorization.  The PURCHASER is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by the PURCHASER and constitutes a legal, valid and binding agreement of the PURCHASER, enforceable against the PURCHASER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
(ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(b)           Prospectus and Prospectus Supplement. The PURCHASER has received a copy of SELLER’s Prospectus dated July 16, 2002, and Prospectus Supplement dated August 30, 2005 (collectively, the “Prospectus”).

3.             Representations and Warranties of SELLER.  SELLER represents and warrants that:

(a)           Due Authorization.  This Agreement has been duly authorized, executed and delivered by SELLER and constitutes a legal, valid and binding agreement of SELLER, enforceable against SELLER in accordance with its terms except as may be limited by

(i)            the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; or

(ii)           the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(b)           Organization and Authority.  SELLER has been duly organized and is validly existing in good standing under the laws of North Carolina, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

(c)           Issuance of the Shares.  The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 6 of this Agreement).

(d)           Absence of Conflicts.  The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the SELLER.

4.             Representations and Warranties of Cohen & Steers. Cohen & Steers hereby represents and warrants that:

(a)           It is an investment adviser duly registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

(b)           It has been duly authorized to act as investment adviser on behalf of each PURCHASER.

(c)           It has the power and authority to enter into and execute this Agreement on behalf of each PURCHASER.

(d)           This Agreement has been duly executed and delivered by Cohen & Steers and constitutes a legal, valid and binding agreement of Cohen & Steers, enforceable against Cohen & Steers in accordance with its terms except as may be limited by

 (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; or

(ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(e)           The PURCHASERS are not acquiring the common shares with a view to any distribution thereof that would violate the Securities Act or any other applicable securities laws.

5.             Additional Representations of Cohen & Steers.

(a)           Cohen & Steers desires to purchase the Shares on behalf of certain of its client accounts.  The Shares would constitute approximately [9.78%] of the outstanding shares of common stock of the Company.  Although its clients have granted Cohen & Steers proxies to vote the Shares on their behalf, and have granted Cohen & Steers the authority to dispose of the Shares on their behalf, Cohen & Steers will not have any economic rights associated with the Shares; all dividends and sales proceeds associated with the Shares will be for the benefit of the client accounts (and not Cohen & Steers).

(b)           No client of Cohen & Steers will have actual or Beneficial Ownership of Shares that constitute greater than 4% of the outstanding shares of common stock of the Company.

(c)           Cohen & Steers will not own, actually or Beneficially, for its own benefit Shares that constitute greater than 4% of the outstanding common shares of the Company.

(d)           Cohen & Steers acknowledges its understanding that the Shares are subject to certain restrictions set forth in the Company’s Articles of Incorporation.  Cohen & Steers further acknowledges its understanding that if any such restrictions are violated or if any of the above representations, warranties, or agreements are violated, a portion of the Shares may be automatically transferred to a trust (as provided in the Company’s Articles of Incorporation) and that, if so transferred, Cohen & Steers’ ownership rights in such Shares will be terminated.

(e)           Cohen & Steers acknowledges its understanding that the representations and warranties contained herein are made in order to permit the Company and its advisors to confirm that the acquisition of Shares by the Purchasers pursuant to this Agreement would not result in a violation of the ownership limitations (the “Ownership Limit”) set forth in the Articles of Incorporation of the Company.

(f)            For purposes of the above representations, Beneficial ownership of stock is determined by applying attribution rules set forth in § 544 of the Internal Revenue Code of 1986, as amended (the “Code”), as modified by Code § 856(h)(1)(B).  The term Beneficially shall have the correlative meaning.  A summary of these rules is attached as Schedule B.

6.             Conditions to Obligations of the Parties.  The obligations of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at the Closing (as defined below) of the following conditions:

(a)           each of the representations and warranties of the parties hereto shall be true and correct in all respects;

(b)           Cohen & Steers shall have received the favorable opinion of counsel to the Seller as to valid authorization and issuance of the Shares.

7.             Closing.  The transactions contemplated hereby shall be consummated on September 2, 2005 (such time and date of payment and delivery being herein called the “Closing”). At the Closing, settlement shall occur through Jefferies & Company, Inc., or an affiliate thereof (the “Broker”), on a delivery versus payment basis through the DTC ID System, with the PURCHASERS to pay all Broker settlement costs.

8.             Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

9.             Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

10.           Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TANGER FACTORY OUTLET CENTERS, INC.

By:          ________________________

Name:

Title:

COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf of itself and each PURCHASER set forth on Schedule A

By:          ________________________
Name: Joseph M. Harvey

Title:   President